EXHIBIT 99.1

Dana Launches €425 Million Senior Notes Offering

MAUMEE, Ohio, May 10, 2023/PRNewswire/ – Dana Incorporated (NYSE: DAN) (“Dana”) today announced that its wholly-owned subsidiary, Dana Financing Luxembourg S.à r.l. (the “Issuer”), is proposing to issue €425 million aggregate principal amount of senior unsecured notes due 2031 (the “2031 Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The 2031 Notes will be fully and unconditionally guaranteed by Dana. Dana intends to use the net proceeds from the offering of the 2031 Notes (i) to redeem $200 million of the Issuer’s outstanding 5.750% Senior Notes due 2025 (the “2025 Notes”), (ii) to repay $245 million of outstanding borrowings under Dana’s revolving credit facility and (iii) to pay related fees and expenses. This transaction is expected to be leverage neutral.

Additionally, the Issuer today issued a conditional notice of partial redemption for $200 million of the Issuer’s outstanding 2025 Notes on June 9, 2023 (the “Redemption Date”), at a redemption price of 100.000% of the principal amount thereof, plus accrued and unpaid interest. The redemption of the 2025 Notes is conditioned on the Company receiving funds from the offer and sale of at least €425 million aggregate principal amount of newly issued debt securities of the Issuer (the “Financing Condition”). If the Financing Condition is not satisfied on or prior to the Redemption Date, the conditional notice of partial redemption may be rescinded by the Issuer and shall be of no effect.

The 2031 Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors in reliance on Regulation S under the Securities Act. The 2031 Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. This news release does not constitute a notice of redemption of the 2025 Notes.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Manufacturer target market (MIFID II and UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No EEA or UK PRIIPs key information document (KID) has been prepared as not available to retail in EEA or UK.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including with respect to the use of proceeds, are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a leader in the design and manufacture of highly efficient propulsion and energy-management solutions that power vehicles and machines in all mobility markets across the globe. The company is shaping sustainable progress through its conventional and clean-energy solutions that support nearly every vehicle manufacturer with drive and motion systems; electrodynamic technologies, including software and controls; and thermal, sealing, and digital solutions.

Based in Maumee, Ohio, USA, the company reported sales of $10.2 billion in 2022 with nearly 42,000 people in 31 countries across six continents. Dana, with a history dating to 1904, was named among the “World’s Most Ethical Companies” for 2023 by Ethisphere and as one of “America’s Most Responsible Companies 2023” by Newsweek. The company is driven by a high-performance culture that focuses on valuing others, inspiring innovation, growing responsibly, and winning together, earning it global recognition as a top employer.

Media Contact: Jeff Cole +1-419-887-3535 jeff.cole@dana.com	Investor Contact: Craig Barber +1-419-887-5166 craig.barber@dana.com